                                                                   Exhibit 4.4

                         TRANSFER AGREEMENT

     THIS TRANSFER AGREEMENT (the "Agreement"), dated as of January 1, 1994, is made and entered into between Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I"), Green Tree Manufactured Housing Net Interest Margin Finance Corp. II, a Delaware corporation ("Finance II"), and Green Tree Securitized Net Interest Margin Trust, 1994-A, a Delaware business trust (the "Trust") created pursuant to a Trust Agreement dated as of January 1, 1994, among Finance I, Finance II and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

     WHEREAS, pursuant to a Residual Assets Assignment, dated as of January 1, 1994, made by Green Tree Financial Corporation, a Minnesota corporation ("Green Tree") in favor of Finance I, and Finance II (the "Residual Assets Assignment"), Finance I and Finance II are the owners of certain residual interests (the "Residual Assets") in the "real estate mortgage investment conduits" ("REMICs") identified in Appendix I attached hereto. (All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Residual Assets Assignment.)

     WHEREAS, pursuant to the terms and conditions set forth herein, Finance I and Finance II desire to transfer the Residual Assets to the Trust.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                         ASSIGNMENT OF RESIDUAL ASSETS

     1.01  Residual Assets.  Subject to and upon the terms and conditions set
           ---------------
forth in this Agreement, Finance I and Finance II, as a contribution of capital, hereby transfer, assign and deliver to the Trust their right, title and interest in each of the Residual Assets, effective February 15, 1994. In order to effect such transfer, Finance I and Finance II shall (i) with respect to all Residual Assets evidenced by certificates, deliver to or upon the order of the Trust such certificates, duly endorsed by Finance I and Finance II; and (ii) with respect to all Residual Assets not evidenced by certificates, deliver to the Trustee of the related Securitized Pool a written notification substantially in the form attached hereto as Exhibit A.

     1.02  Rights Under Residual Assets Assignment.  Subject to and upon the
           ---------------------------------------
terms and conditions set forth in this Agreement, as part of the foregoing transfer, Finance I and Finance II hereby assign to the Trust all their rights under the

Residual Assets Assignment, including but not limited to the obligation of Green Tree to make Inside Refinancing Payments and Repurchase Payments and the obligation of Green Tree to continue to act as servicer of the Contracts.


                                   ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF FINANCE I AND FINANCE II

     Finance I and Finance II hereby represent and warrant to the Trust that:

     2.01  Finance I and Finance II.  Finance I and Finance II are corporations
           ------------------------
duly organized, validly existing and in good standing under the laws of Delaware, with the requisite corporate power and authority to enter into this Agreement and to perform the obligations required of them hereunder. The execution and performance of this Agreement by Finance I and Finance II and the consummation of the transactions contemplated hereby, will not violate any provision of law applicable to Finance I and Finance II, and do not and will not conflict with any of the terms of their Certificate of Incorporation or By-Laws. The execution and performance of this Agreement will not conflict with any material agreements of Finance I and Finance II that would result in a material adverse effect on Finance I and Finance II.

     2.02  Title to the Residual Assets.  Finance I and Finance II are the sole
           ----------------------------
owners of the Residual Assets, free and clear of all liens and encumbrances.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE TRUST

     The Trust hereby represents and warrants to Finance I and Finance II that:

     3.01  Effective Agreement.  The Trust is a business trust duly organized,
           -------------------
validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to enter into this Agreement and to perform the obligations required of it hereunder. The execution and performance of this Agreement by the Trust and the consummation of the transactions contemplated hereby will not violate any provision of law applicable to the Trust, and do not and will not conflict with the terms of any governing instrument relating to the conduct of its business, or of any other material agreements to which the Trust is a party or by which it may be bound.

                                   ARTICLE IV
                                 MISCELLANEOUS

     4.01  Survival of Representations and Warranties.  Each party hereto
           ------------------------------------------
covenants and agrees that its representations and warranties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

     4.02  Notices.  All notices and other communications to be given or
           -------
delivered under or by reason of the provisions of this Agreement shall be in writing and delivered or mailed to the parties hereto at the appropriate following address:

     (a)  If to Finance I, to:

          Green Tree Manufactured Housing Net Interest Margin
          Finance Corp. I
          Registered Agent:  The Corporation Trust Company
          Corporation Trust Center
          1209 Orange Street
          Wilmington, Delaware 19801
          Telephone Number:
          Telecopier Number:

     (b)  If to Finance II, to:

          Green Tree Manufactured Housing Net Interest Margin
          Finance Corp. II
          Registered Agent:  The Corporation Trust Company
          Corporation Trust Center
          1209 Orange Street
          Wilmington, Delaware 19801
          Telephone Number:
          Telecopier Number:

     (c)  If to the Trust, to:

          Green Tree Securitized Net Interest Margin Trust, 1994-A
          In care of Wilmington Trust Company
          Attention:  Corporate Trust Administration
          Rodney Square North
          1100 North Market Square
          Wilmington, DE  19890-0001
          Telephone Number:  (302) 651-8653
          Telecopier Number:  (302) 651-8862
or to such other address as Finance I, Finance II or the Trust shall have specified to the others in writing.

     4.03  Amendment and Waiver.  This Agreement may be amended or modified, and
           --------------------
any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Trust and Finance I or Finance II, as applicable, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed or construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     4.04  Severability.  Whenever possible, each provision of this Agreement
           ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     4.05  Entire Agreement.  This Agreement constitutes the entire Agreement
           ----------------
between the parties with respect to the subject matter hereof. The invalidity of any provision hereof shall not affect the validity of any other provision.

     4.06  Binding Effect.  This Agreement and all the provisions hereof shall
           --------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns, any rights, obligations, remedies or liabilities.

     4.07  Headings.  The headings herein are for purposes of reference only and
           --------
shall not otherwise affect the meaning or interpretation of any provision hereof.

     4.08  Governing Law.  The internal law, without regard to conflicts of laws
           -------------
principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     4.09   Limitation of Trustee's Liability.  Notwithstanding anything
            ---------------------------------
contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity, or any beneficial owner of the Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                  GREEN TREE MANUFACTURED
                                                  HOUSING NET INTEREST MARGIN
                                                  FINANCE CORP. I

                                                  By
                                                    -------------------------
                                                    Its
                                                       ----------------------


                                                  GREEN TREE MANUFACTURED
                                                  HOUSING NET INTEREST MARGIN
                                                  FINANCE CORP. II

                                                  By
                                                    -------------------------
                                                    Its
                                                       ----------------------



                                                  GREEN TREE SECURITIZED NET
                                                  INTEREST MARGIN TRUST 1994-A
                                                   By Wilmington Trust Company,
                                                   not in its individual
                                                   capacity but solely as
                                                   Trustee

                                                   By
                                                     ------------------------
                                                     Its
                                                        ---------------------

                                 APPENDIX I
                               RESIDUAL ASSETS


                                                             Registered
Transaction     Pooling and Servicing                           Owner
   Name               Agreement        Residual Asset         or Holder
- -----------     ---------------------  --------------        ------------

GTFC 1993-4     December 1, 1993       Class C Certificate   GTFC-Two

GTFC 1993-3     September 1, 1993      Class C Certificate   GTFC-Two

GTFC 1993-2     June 1, 1993           Class C Certificate   GTFC-Two

GTFC 1993-1     March 1, 1993          Class C Certificate   GTFC-Two

GTFC 1992-2     December 1, 1992       Class C Certificate   GTFC-Two

GTFC 1992-1     September 1, 1992      Class C Certificate   GTFC-Two

MLMI 1992D      June 1, 1992           Class C Certificate   GTFC-Two

MLMI 1992B      March 1, 1992          Class C Certificate   GTFC-Two

MLMI 1991I      December 1, 1991       Class C Certificate   Home Owners
                                                             Pool

MLMI 1991G      September 1, 1991      Class C Certificate   GTFC-Two, as
                                                             agent for GTFC-
                                                             Two and Home
                                                             Owners Pool

MLMI 1991D      June 1, 1991; amended  Class C Certificate   MaHCS
                February 13, 1992

MLMI 1991B      March 1, 1991          Class C Certificate   GTFC-Two

MLMI 1990I      December 1, 1990       Class C Certificate   GTFC-Two

MLMI 1990G      September 1, 1990      Class C Certificate   GTFC-Two

MLMI 1990D      June 1, 1990           Class C Certificate   GTFC-Two

MLMI 1990B      March 1, 1990          Class C Certificate   GTFC-Two


MLMI 1989H      December 1, 1989;      Class C Certificate   MaHCS
                amended January 29,
                1990; June 20, 1990;
                February 13, 1992

MLMI 1989F      October 1, 1989;       Class C Certificate   GTFC-Two
                amended February __,
                1994

MLMI 1989D      June 1, 1989           Class C Certificate   GTFC-Two

MLMI 1989B      March 1, 1989          Class D Certificate   GTFC-Two

MLMI 1988X      December 1, 1988       Class C Certificate   Green Tree

MLMI 1988Q      September 1, 1988      Class C Certificate   Green Tree
                                                             Acceptance, Inc.

MLMI 1988H      June 1, 1988           Class C Certificate   Green Tree

MLMI 1988E      March 1, 1988;         Limited Guarantee     Green Tree
                amended February __,   Fee and amounts
                1994                   remaining in Certifi-
                                       cate Account upon
                                       termination

MLMI 1987C      December 1, 1987;      Limited Guarantee     MaHCS
                amended May 6, 1991;   Fee and amounts
                February 13, 1992;     remaining in Certifi-
                February __, 1994      cate Account upon
                                       termination

MLMI 1987B      October 1, 1987;       Limited Guarantee     MaHCS
                amended May 6, 1991;   Fee and amounts
                February 13, 1992;     remaining in Certifi-
                February __, 1994      cate Account upon
                                       termination

                                  EXHIBIT A
              FORM OF NOTIFICATION TO SECURITIZED POOL TRUSTEES

                                [To be added]


                                     A-1